                                                                     EXHIBIT 4.7

             FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT AND CONSENT

                  This Fifth Amendment to Note Purchase Agreement and Consent, dated as of October 1, 2003 (this "FIFTH AMENDMENT AND CONSENT"), amends the Note Purchase Agreement, dated as of May 14, 2001, as amended as of November 6, 2001, April 30, 2002, September 30, 2002 and March 31, 2003 (the "NOTE PURCHASE AGREEMENT"), by and among (i) VGR Holding Inc. (formerly known as BGLS Inc.), a Delaware corporation (the "COMPANY"), (ii) Vector Group Ltd., a Delaware corporation ("VECTOR"), and (iii) the signatories hereto who, collectively, are the Majority Holders (as defined in the Note Purchase Agreement) and provides the consent of the Majority Holders to the sale of an aircraft by VT Aviation LLC, a Delaware limited liability company, a Restricted Subsidiary ("VT AVIATION"). Capitalized terms used but not otherwise defined in this Fifth Amendment and Consent shall have the meanings ascribed to such terms in the Note Purchase Agreement as amended by this Fifth Amendment and Consent.

         WHEREAS, the Company and the Majority Holders desire to amend the Note Purchase Agreement as set forth herein; and


         WHEREAS, the Company has requested that the Majority Holders consent to the sale by VT Aviation to VGR Aviation LLC, a newly formed Delaware limited liability company whose sole member and manager is Vector ("VGR AVIATION"), of the Lear aircraft purchased by VT Aviation in 2002 (the "AIRCRAFT").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. AMENDMENT TO SCHEDULE B. Schedule B of the Note Purchase Agreement is hereby amended as follows:

         The defined terms "Note Documents" and "Required Cash Holdings" are hereby amended in their entirety to read as follows:

         "Note Documents" means this Agreement, the Security Agreements, the Notes and all amendments, restatements, supplements, modifications, consents and waivers relating to any of this Agreement, the Security Agreements and the Notes.

         "Required Cash Holdings" means the lesser of (i) $75,000,000 in Cash and (ii) the aggregate outstanding principal amount of the Notes on any date of determination.

         2. CONSENT. Notwithstanding anything in the Note Purchase Agreement to the contrary including, without limitation, Section 8.5(f) thereof, the Majority Holders hereby consent to the sale of the Aircraft by VT Aviation to VGR Aviation conditioned upon (i) VGR Aviation's assumption and Vector's guarantee of all outstanding indebtedness secured by the Aircraft (the "AIRCRAFT DEBT") and the release of VT Aviation's obligations with respect to the Aircraft Debt,
(ii) Vector's agreement herein that upon any subsequent sale of the Aircraft, Vector shall contribute as capital to the Company any Net Available Proceeds of the sale of the Aircraft in excess of the amount of the Aircraft Debt outstanding on the date of the sale of the Aircraft by VT Aviation to VGR Aviation and (iii) VGR Aviation's agreement to take or cause to be taken all such actions as may be necessary for Vector to implement the provisions of the

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foregoing clause (ii) and not to take any action inconsistent therewith or with any other provision of this Fifth Amendment and Consent. For the purposes of calculating "Net Available Proceeds" in the foregoing sentence, (i) the sale of the Aircraft by VGR Aviation shall be deemed a Company Asset Sale with the provisions in the definition of "Net Available Proceeds" applicable to the Company in the event of a Company Asset Sale to be applicable to each of VGR Aviation, Vector and the Company and (ii) any consulting, professional or other payments made to any Affiliate of Vector (other than the Company or any Restricted Subsidiary), Associate of Vector (other than the Company or any Restricted Subsidiary), Vector Expanded Affiliate or Group Executive in connection with the sale of the Aircraft by VGR Aviation shall not be deducted from the amount of "all consideration received" in calculating Net Available Proceeds. Within five (5) Business Days of the release of VT Aviation's obligations with respect to the Aircraft Debt, the Company shall deliver to the Majority Holders, copies of all material documents relating to such release of the Aircraft Debt, accompanied by an Officer's Certificate to the effect that such documents are true and complete copies thereof, as amended, modified and supplemented through the date of such Officer's Certificate. Within five (5) Business Days of the closing of the Aircraft sale described in clause (ii) of the second preceding sentence, the Company shall deliver to the Majority
Holders: (x) copies of all material documents relating to such Aircraft sale, including, without limitation, documentation setting forth the sale price, accompanied by an Officer's Certificate to the effect that such documents are true and complete copies thereof, as amended, modified and supplemented through the date of such Officer's Certificate and (y) an Officer's Certificate setting forth in reasonable detail the calculations necessary to demonstrate the amount of Net Available Proceeds generated by such Aircraft sale.

         3. REPRESENTATIONS AND WARRANTIES. To induce the Majority Holders to enter into this Fifth Amendment and Consent, the Company hereby represents and warrants to each other signatory hereto that as of the date hereof:

         A. Continuation of Representations and Warranties in Note Purchase Agreement. The representations and warranties made by it in the Note Purchase Agreement are true and correct in all material respects after giving effect to the transactions contemplated in this Fifth Amendment and Consent (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         B. Leverage Ratio. After reducing the amount of outstanding Indebtedness by the Permitted Amount, the Leverage Ratio is less than 2.50 to 1.

         C. No Material Adverse Effect. During the period from June 30, 2003 through the date hereof, there will have been no development or event which could reasonably be expected to have a Material Adverse Effect.

         D. Legal, Valid and Binding Obligation. This Fifth Amendment and Consent constitutes the legal, valid and binding obligation of each of the Company, Vector and VGR Aviation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditor's rights.

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

         E. No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated in this Fifth Amendment and Consent.

         F. Vector. Vector is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. This Fifth Amendment and Consent has been duly authorized by all necessary corporate action on the part of Vector. Vector has the corporate power to execute and deliver this Fifth Amendment and Consent and perform its obligations hereunder.

         G. VGR Aviation. VGR Aviation is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation. This Fifth Amendment and Consent has been duly authorized by all necessary organizational action on the part of VGR Aviation. VGR Aviation has the organizational power to execute and deliver this Fifth Amendment and Consent and perform its obligations hereunder.

         4. REFERENCE TO THE NOTE PURCHASE AGREEMENT. Each reference in the Note Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Note Purchase Agreement, shall mean and be a reference to such Note Purchase Agreement as amended by this Fifth Amendment and Consent.

         5. LIMITED EFFECT. Except as expressly amended and modified by this Fifth Amendment and Consent, the Note Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Except as expressly set forth herein, any conditions of the Note Purchase Agreement and the other Note Documents shall remain unamended and unwaived. The consent of the Majority Holders given in this Fifth Amendment and Consent shall be limited precisely as provided for herein to the provisions expressly referred to herein and shall not (i) be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other document or of any other transaction or further action on the part of the Company, Vector or any Subsidiary of the Company which would require the consent of the Majority Holders under the Note Purchase Agreement or any other Note Document or (ii) create a course of conduct or dealing.

         6. SUCCESSORS. All agreements of the parties to this Fifth Amendment and Consent shall bind their respective successors.

         7. COUNTERPARTS. This Fifth Amendment and Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment and Consent by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Fifth Amendment and Consent.

         8. GOVERNING LAW. THIS FIFTH AMENDMENT AND CONSENT AND ALL ISSUES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         9. SEVERABILITY. In case any one or more of the provisions in this Fifth Amendment and Consent shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         10. HEADINGS. The headings of the Sections of this Fifth Amendment have been inserted for convenience of reference only, are not to be considered a part of this Fifth Amendment and Consent and shall in no way modify or restrict any of the terms or provisions of this Fifth Amendment and Consent.




                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment and Consent and to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                          VGR HOLDING INC.



                                          By:  /s/ Richard J. Lampen
                                              ----------------------------------
                                          Name:    Richard J. Lampen
                                          Title:   Executive Vice President




ACKNOWLEDGED, AGREED
AND CONSENTED TO WITH
RESPECT TO SECTIONS 2, 3D and 3F HEREOF:


VECTOR GROUP LTD.



By:  /s/ Richard J. Lampen
   -----------------------------------------
Name:  Richard J. Lampen
Title: Executive Vice President




ACKNOWLEDGED, AGREED
AND CONSENTED TO WITH
RESPECT TO SECTIONS 2, 3D and 3G HEREOF:


VGR AVIATION LLC

By:   Vector Group Ltd., Sole Manager

By:  /s/ Richard J. Lampen
   -----------------------------------------
Name:  Richard J. Lampen
Title: Executive Vice President

                                          TCW HIGH INCOME PARTNERS, LTD.

                                          By:      TCW Asset Management Company,
                                                   its Investment Advisor


                                          By:  /s/ Nicholas W. Tell, Jr.
                                             -----------------------------------
                                          Name:  Nicholas W. Tell, Jr.
                                          Title: Managing Director

                                          TCW HIGH INCOME PARTNERS II, LTD.

                                          By:      TCW Asset Management Company,
                                                   its Investment Advisor



                                          By:  /s/ Nicholas W. Tell, Jr.
                                             -----------------------------------
                                          Name:  Nicholas W. Tell, Jr.
                                          Title: Managing Director

                                      PIONEER HIGH YIELD CAYMAN UNIT TRUST

                                      By:      TCW Asset Management Company, its
                                               Investment Advisor



                                      By:  /s/ Nicholas W. Tell, JR.
                                         ---------------------------------------
                                      Name:  Nicholas W. Tell, Jr.
                                      Title: Managing Director

                                          TCW SHARED OPPORTUNITY FUND III, L.P.

                                          By:      TCW Asset Management Company,
                                                   its Investment Advisor



                                          By:  /s/ Nicholas W. Tell, Jr.
                                             -----------------------------------
                                          Name:  Nicholas W. Tell, Jr.
                                          Title: Managing Director




                                          By:   /s/ C. Shawn Bookin
                                             -----------------------------------
                                          Name:  C. Shawn Bookin
                                          Title: Senior Vice President

                                   TCW LEVERAGED INCOME TRUST IV, L.P.

                                   By:      TCW Asset Management Company,
                                            as its Investment Advisor


                                   By:  /s/ Nicholas W. Tell, Jr.
                                      ------------------------------------------
                                   Name:  Nicholas W. Tell, Jr.
                                   Title: Managing Director


                                   AND

                                   By: TCW Asset Management Company, as its Managing Member of TCW (LINC IV) L.L.C., the General Partner


                                   By:   /s/ C. Shawn Bookin
                                      ------------------------------------------
                                   Name:  C. Shawn Bookin
                                   Title: Senior Vice President

                                    TCW LEVERAGED INCOME TRUST, L.P.

                                    By:     TCW Advisers (Bermuda), Ltd., as its
                                               General Partner



                                    By:  /s/ Nicholas W. Tell, Jr.
                                       -----------------------------------------
                                    Name:  Nicholas W. Tell, Jr.
                                    Title: Managing Director


                                    By:      TCW Investment Management Company,
                                             as Investment Adviser



                                    By:  /s/ C. Shawn Bookin
                                       -----------------------------------------
                                    Name:  C. Shawn Bookin
                                    Title: Senior Vice President

                                       TCW LEVERAGED INCOME TRUST II, L.P.

                                       By:   TCW (LINC II), L.P., as its General
                                             Partner

                                       By:   TCW Advisers (Bermuda), Ltd., its
                                             General Partner



                                       By:  /s/ Nicholas W. Tell, Jr.
                                          --------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                       Title: Managing Director


                                       By:   TCW Investment Management Company,
                                             as Investment Adviser



                                       By:   /s/ C. Shawn Bookin
                                          --------------------------------------
                                       Name:  C. Shawn Bookin
                                       Title: Senior Vice President

                                        TCW LINC III CBO LTD.

                                        By:   TCW Investment Management Company,
                                              as Collateral Manager



                                        By:  /s/ Nicholas W. Tell, JR.
                                           -------------------------------------
                                        Name:  Nicholas W. Tell, Jr.
                                        Title: Managing Director




                                        By:  /s/ C. Shawn Bookin
                                           -------------------------------------
                                        Name:  C. Shawn Bookin
                                        Title: Senior Vice President

                                   AIMCO CDO, SERIES 2000-A

                                   By: Allstate Investment Management Company, its Collateral Manager

                                   By:   TCW Asset Management Company, its
                                         Investment Advisor



                                   By:  /s/ Nicholas W. Tell, Jr.
                                      ------------------------------------------
                                   Name:  Nicholas W. Tell, Jr.
                                   Title: Managing Director




                                   By:   /s/ C. Shawn bookin
                                      ------------------------------------------
                                   Name:  C. Shawn Bookin
                                   Title: Senior Vice President

                                 CAPTIVA II FINANCE LTD.

                                 By:   TCW Advisors, Inc., its Financial Manager



                                 By:  /s/ Nicholas W. Tell, Jr.
                                     -------------------------------------------
                                 Name:  Nicholas W. Tell, Jr.
                                 Title: Managing Director




                                 By:  /S/ C. Shawn Bookin
                                     -------------------------------------------
                                 Name:  C. Shawn Bookin
                                 Title: Senior Vice President

                                       TCW SHARED OPPORTUNITY FUND II, L.P.

                                       By:   TCW Investment Management Company,
                                             its Investment Manager



                                       By:  /s/ Nicholas W. Tell, Jr.
                                          --------------------------------------
                                       Name:  Nicholas W. Tell, Jr.
                                       Title: Managing Director




                                       By:  /s/ C. Shawn Bookin
                                          --------------------------------------
                                       Name:  C. Shawn Bookin
                                       Title: Senior Vice President